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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) March 31, 2003
                                                ---------------


                            MORGAN GROUP HOLDING CO.
                            ------------------------

             (Exact Name of Registrant as Specified in its Charter)



    Delaware                       333-73996               13-4196940
    --------                       ---------               ----------

(State of other               (Commission File          (IRS Employer
Jurisdiction of                   Number)               Identification)
Incorporation)




401 Theodore Fremd Avenue  Rye, New York                  10580
----------------------------------------                  -----

(Address of Principal Executive Offices                  Zip Code



Registrant's Telephone Number, Including Area Code: 914-921-1877
                                                   -------------

ITEM 9. Regulation FD Disclosure.

Explanation for failure to accompany December 31, 2002, Form 10-K with Rule 15d-14 and Section 906 Certifications

Morgan Group Holding Co. ("Holdings") is a holding company that has a 64.2% ownership interest and a 77.6% voting interest in The Morgan Group, Inc. ("Morgan").

On March 31, 2003, Holdings filed its Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K"). The certifications of periodic financial reports required under Rule 15d-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 906(a) of the Sarbanes-Oxley Act of 2002 did not accompany the Form 10-K.

On October 3, 2002, Morgan closed down its operations when its liability insurance expired and it was unable to secure replacement insurance. On October 18, 2002, Morgan and two of its operating subsidiaries (collectively, the "Debtors") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the Northern District of Indiana, South Bend Division. The Debtors intend to conduct an orderly liquidation of their assets.

As a result of the Bankruptcy, Morgan's corporate, financial and accounting staff were substantially eliminated. On November 12, 2002, Morgan filed a Form 15 with the Securities and Exchange Commission to terminate its registration under Section 12(g) of the Exchange Act. Given the current status of Morgan, Holdings' independent auditors were unable to complete an audit of Morgan and accordingly were unable to provide Holdings with audited financial statements. As a result, the Form 10-K does not fully comply with the requirements of
Section 13(a) or 15(d) of the Exchange Act and therefore neither the chief executive officer nor the chief financial officer of Holdings are able to make the required certifications.

                                    SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Morgan Group Holding Co.

                                               /s/ Robert E. Dolan
                                               ------------------------------
                                               Robert E. Dolan
                                               Chief Financial Officer




Date: March 31, 2003